                                                                  EXHIBIT 10.8

                              AGREEMENT OF SUBLEASE


                                     BETWEEN



                           RYSHER ENTERTAINMENT, INC.,

                             A DELAWARE CORPORATION,

                                 AS SUBLANDLORD,



                                       AND



                            INTERPACKET GROUP, INC.,

                             A DELAWARE CORPORATION,

                                  AS SUBTENANT


                             Dated: February 1, 2000

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
1.       Subleasing of the Subleased Premises...................................................................1
2.       Sublease Term..........................................................................................1
3.       Rent...................................................................................................2
4.       Parking................................................................................................4
5.       Subordination to and Incorporation of Terms of Master Lease............................................4
6.       Use of the Subleased Premises..........................................................................8
7.       Subtenant's Insurance..................................................................................8
8.       Condition of the Subleased Premises; Alterations.......................................................8
9.       Assignment and Subletting.............................................................................10
10.      Quiet Enjoyment.......................................................................................10
11.      Time Limits...........................................................................................10
12.      Brokers and Finders...................................................................................10
13.      Rent Abatement........................................................................................11
14.      Indemnification.......................................................................................11
15.      Right of Entry........................................................................................11
16.      Notices...............................................................................................12
17.      Authority.............................................................................................13
18.      Cancellation of Master Lease..........................................................................13
19.      Letter of Credit and Temporary Security Deposit.......................................................14
20.      Definition of Sublandlord.............................................................................15
21.      No Leasehold Mortgages................................................................................16
22.      Signage...............................................................................................16
23.      Representations by Sublandlord........................................................................16
24.      Consent of Landlord...................................................................................16
25.      Landlord Estoppel Certificate.........................................................................16
26.      Roof Related Rights...................................................................................17
27.      Entire Agreement......................................................................................17

EXHIBITS

EXHIBIT A - SUBLEASED PREMISES
EXHIBIT B - FORM OF MEMORANDUM OF SUBLEASE COMMENCEMENT DATE
EXHIBIT C - EXCLUDED PROVISIONS OF MASTER LEASE
EXHIBIT D - FORM OF LETTER OF CREDIT

                                      INDEX

                                                                                                           PAGE(S)
                                                                                                           -------
Additional Rent.................................................................................................3
AS IS...........................................................................................................8
Base Year.......................................................................................................3
Basic Rent......................................................................................................2
Building........................................................................................................1
Dedicated HVAC.................................................................................................17
Landlord........................................................................................................1
L-C Amount.....................................................................................................14
L-C Security Deposit...........................................................................................14
Lobby...........................................................................................................9
Master Lease....................................................................................................1
Passenger Elevator..............................................................................................7
Premises........................................................................................................1
Removal Costs...................................................................................................9
Sublandlord.....................................................................................................1
Sublease........................................................................................................1
Sublease Commencement Date......................................................................................1
Sublease Expiration Date........................................................................................1
Sublease Term...................................................................................................1
Subleased Premises..............................................................................................1
Subtenant.......................................................................................................1
Subtenant's Share...............................................................................................3

                                    SUBLEASE

         THIS SUBLEASE (the "Sublease") is entered into as of February 1, 2000, by and between RYSHER ENTERTAINMENT, INC., a Delaware corporation (the "Sublandlord"), and INTERPACKET GROUP, INC., a Delaware corporation (the "Subtenant").


                                R E C I T A L S :
                                -----------------


         A. Maguire Thomas Partners-Colorado Place, a California general partnership, as landlord ("Landlord"), and Sublandlord, as tenant, entered into that certain Office Lease (the "Master Lease"), dated May 31, 1996, whereby Landlord leased to Sublandlord and Sublandlord leased from Landlord certain space (the "Premises") in the building located at 2401 Colorado Avenue, Santa Monica, California (the "Building").

         B. Sublandlord now desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord approximately 28,500 rentable square feet of space located on the second (2nd) floor of the Building, as more particularly set forth in Exhibit A, attached hereto (the "Subleased Premises") upon the terms and conditions set forth in this Sublease.

         C. All initially capitalized terms not specifically defined in this Sublease shall have the meaning ascribed to such terms in the Master Lease.


                               A G R E E M E N T :
                               -------------------


         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

         1. SUBLEASING OF THE SUBLEASED PREMISES.

         Sublandlord hereby subleases to the Subtenant and Subtenant hereby leases and hires from Sublandlord the Subleased Premises upon and subject to the terms and conditions hereinafter set forth. Sublandlord and Subtenant agree that the rentable area of the Subleased Premises for purposes of this Sublease and any and all calculations hereunder or in connection herewith shall be deemed to be 28,500 rentable square feet.

The parties hereby acknowledge and agree that the rentable square footage of the Subleased Premises, as set forth in this Section 1.1, shall not be subject to remeasurement or modification.

         2. SUBLEASE TERM. Unless sooner terminated as provided for herein, this Sublease is for the term (the "Sublease Term") commencing upon the date that Sublandlord delivers the Subleased Premises to Subtenant pursuant to Section 8.1 below (the "Sublease Commencement Date"), which Sublease Commencement Date is anticipated to be between February 15, 2000 and

March 1, 2000. The term of this Sublease shall expire on October 25, 2006 ("Sublease Expiration Date"). Following the Sublease Commencement Date, Sublandlord may, at its option, deliver to Subtenant a Memorandum of Sublease Commencement Date in the form attached hereto as Exhibit B which shall confirm the Sublease Commencement Date and Subtenant shall execute and deliver such memorandum to Sublandlord within five (5) business days following receipt thereof. Notwithstanding anything to the contrary set forth in this Sublease or in the Master Lease, Sublandlord shall not be subject to any liability in the event Sublandlord fails to tender possession of the Subleased Premises to Subtenant hereunder, nor shall Sublandlord be liable for any damage or injury resulting from delay incident to failure to tender possession of the Subleased Premises to Subtenant in a timely manner, but in such case Subtenant shall not be obligated to pay rent until possession of the Subleased Premises is tendered to Subtenant. Notwithstanding anything to the contrary set forth in this Sublease, if the Sublease Commencement Date does not occur by April 1, 2000 (the "Outside Date"), Subtenant, as its sole remedy, may terminate this Sublease by giving Sublandlord written notice of termination on or before April 6, 2000, and in such event, this Sublease shall be deemed null and void and of no further force and effect and Sublandlord shall promptly refund any sums previously advanced by Subtenant under this Sublease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Sublease.

         3. RENT.

         3.1 BASIC RENT. Commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord annual basic rental (the "Basic Rent") in the amounts set forth below, in monthly installments, in advance, on the first (1st) day of each calendar month during the Sublease Term, without demand, offset, abatement or deduction of any kind, except as expressly provided otherwise in this Sublease.

                                                                                         MONTHLY BASIC RENT PER
                                                                                                RENTABLE
       SUBLEASE MONTH                ANNUAL BASIC RENT         MONTHLY BASIC RENT             SQUARE FOOT
       --------------                -----------------         ------------------             -----------
             1-12                        $820,800.00               $68,400.00                    $2.40

            13-24                        $974,700.00               $81,225.00                    $2.85

            25-36                      $1,005,480.00               $83,790.00                    $2.94

            37-48                      $1,036,260.00               $86,355.00                    $3.03

            49-60                      $1,067,040.00               $88,920.00                    $3.12

            61-72                      $1,097,820.00               $91,485.00                    $3.21

         73-Sublease                   $1,132,020.00               $94,335.00                    $3.31
       Expiration Date


                  For purposes of the foregoing Basic Rent schedule, the first
(1st) "Sublease Month" shall mean the period commencing on the Sublease Commencement Date and ending on the day immediately preceding the first (1st) monthly anniversary of the Sublease

Commencement Date, and thereafter each succeeding Sublease Month shall commence on the next monthly anniversary of the Sublease Commencement Date, provided that the last Sublease Month shall end on the Sublease Expiration Date. The Basic Rent payable for the first (1st) full month of the Sublease Term shall be payable by Subtenant to Sublandlord concurrently with Subtenant's execution and delivery of this Sublease to Sublandlord.

         3.2 ADDITIONAL RENT. In addition to the Basic Rent, Subtenant covenants and agrees to pay to Sublandlord as additional rent (the "Additional Rent"), in addition to and in the same manner as the Basic Rent, the following:

             (i) beginning on the Sublease Commencement Date and monthly thereafter throughout the Sublease Term, Operating Expenses and Real Property Taxes in accordance with the terms of Article 5 of the Master Lease, provided that for purposes of such calculation (a) the rentable square footage of the Subleased Premises shall be used, (b) Subtenant shall only be obligated to pay for increases in Operating Expenses and Real Property Taxes over the Operating Expenses and Real Property Taxes applicable to the calendar year 2000 (the "Base Year"), (c) "Subtenant's Share," as that term is defined hereinbelow, of actual, annual calculations of Operating Expenses and Real Property Taxes made by Landlord (including those with respect to the Base Year), as evidenced by the statements delivered by Landlord pursuant to Section 5.3 of the Master Lease, setting forth the amounts payable by Sublandlord to Landlord under the Master Lease, copies of which statements shall be delivered by Sublandlord to Subtenant, and (d) Subtenant's Share of Operating Expense and Real Property Tax estimates made by Landlord pursuant to Section 5.3 of the Master Lease, provided that Subtenant shall only be obligated to pay Subtenant's Share of the such estimates to the extent they exceed the Operating Expenses and Real Property Taxes applicable to the Base Year;

             (ii) within five (5) business days after delivery to Subtenant of a notice of Additional Rent due, which notice shall include a copy of the applicable bill or escalation statement or other evidence, if any, that Additional Rent is due, the amount of any and all other costs, charges or expenses (other than Basic Rent payable by Sublandlord under the Master Lease) attributable to the Subleased Premises payable by Sublandlord to Landlord pursuant to the provisions of the Master Lease;

             (iii) commencing on the Sublease Commencement Date and monthly thereafter throughout the Sublease Term, the rent for the parking passes provided to Subtenant as provided in Section 4 hereof; and

             (iv) from time to time as may be applicable, the amount of any other costs, charges or expenses billed to Sublandlord by Landlord for reimbursement to Landlord pursuant to the Master Lease for special construction services or other special services to the extent such items have been specifically requested by Subtenant in a written notice to Landlord, such amounts being due from Subtenant to Sublandlord at least five (5) business days before such amounts are due to Landlord pursuant to the Master Lease, but in no event more than ten (10) business days after Sublandlord delivers to Subtenant the applicable statement or bill from Landlord.

             (v) "Subtenant's Share" for purposes of this Sublease shall mean a fraction, the numerator of which is the rentable square footage of the Subleased Premises and the denominator of which is 61,279, being the rentable square footage of the Premises for purposes of this Sublease.


         3.3 PRORATION. Rent for any partial month or year during which the Sublease Commencement Date occurs or the termination or expiration of this Sublease occurs shall be prorated based on the actual number of days elapsed in such month or year.

         3.4 PLACE FOR PAYMENT OF RENT. All Basic Rent and Additional Rent payments shall be made in lawful money of the United States of America and shall be paid to the Sublandlord at the address set forth in Section 16 of this Sublease, or to such other party or address as Sublandlord may designate in writing to Subtenant.


     4. PARKING. Subtenant shall have the rights and obligations to rent parking passes as set forth in Section 26 of the Master Lease, provided that (i) the number of unreserved and reserved parking passes which Subtenant is required, or may elect, to rent, as applicable, shall be based upon the rentable square footage of the Subleased Premises, not the Rentable Area in the Premises, (ii) the phrase at the end of Section 26.1 of the Master Lease, on page 30 thereof, which reads: "... provided, however, Tenant shall not be obligated to rent any parking passes during the first six (6) months following the Commencement Date" shall not apply to this Sublease, (iii) the last sentence of Section 26.2 of the Master Lease, on page 31 thereof, shall not apply to this Sublease, and (iv) with respect to Section 26.4 of the Master Lease, Subtenant shall be entitled to rent abatement for Subtenant's parking rent as set forth in the last sentence of said Section 26.4 to the extent that Sublandlord actually receives parking rent abatement for the parking passes and spaces rented by Subtenant, but such parking rent abatement shall be for the months of the Term under the Master Lease as set forth therein and shall be without regard to whether Subtenant has rented such passes and spaces continuously for the prior six (6) months. Notwithstanding any contrary provision in this Sublease, Subtenant shall rent a minimum of forty-three (43) parking passes and be entitled to rent up to one hundred (100) parking passes. Up to ten percent (10%) of all such parking passes may be for reserved parking spaces and the balance of such parking passes shall be for unreserved parking spaces. The rates currently being paid by Sublandlord pursuant to the Master Lease for parking passes in the Building are: One Hundred Twenty Five and 90/100 Dollars ($125.90) per unreserved parking pass per month, and One Hundred Fifty Eight and 30/100 Dollars ($158.30) per reserved parking pass per month. Sublandlord agrees to use commercially reasonable efforts, but without cost to Sublandlord, to attempt to cause Landlord to rent additional parking passes to Subtenant, if requested by Subtenant and subject to their availability.

     5. SUBORDINATION TO AND INCORPORATION OF TERMS OF MASTER LEASE.

         5.1 SUBORDINATION. This Sublease is in all respects subject and subordinate to the terms and conditions of the Master Lease and to the matters to which the Master Lease is subordinate; the Sublease shall also be subject to and Subtenant accepts the Sublease also subject to any amendments, modifications or supplements to the Master Lease hereafter made, provided that Sublandlord shall not enter into any amendment, modification or supplement of the Master Lease that would (i) prevent or adversely affect the use by the Subtenant of the Subleased

Premises in accordance with the terms hereof, (ii) increase the obligations of the Subtenant or decrease its rights hereunder, or (iii) shorten the term hereof or increase the rent required to be paid by the Subtenant hereunder, unless expressly approved in writing by Subtenant. Except as otherwise expressly provided in this Sublease, the Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord's part to be kept, observed and performed pursuant to the Master Lease, insofar as such pertain to the Subleased Premises, for the Sublease Term. The Subtenant hereby agrees that it will conduct itself and its operations, and cause its agents, contractors, servants, employees, partners, invitees and any subtenants and licensees to conduct themselves and their operations, so as not to cause Landlord or Sublandlord to be in default under the Master Lease.

         5.2 INCORPORATION OF TERMS OF MASTER LEASE. Subtenant hereby acknowledges that it has read and is familiar with the provisions of the Master Lease and agrees that this Sublease is subordinate to and subject to the Master Lease. Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated herein by reference and are made a part hereof, and shall, as between the Sublandlord and the Subtenant (as if the Sublandlord were the landlord under the Master Lease and the Subtenant were the tenant under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by the terms of this Sublease. All waivers of claims against or exculpations of Landlord contained in the Master Lease shall run in favor of both Landlord and Sublandlord. Notwithstanding the foregoing, as between the Sublandlord and the Subtenant, the provisions of the Master Lease set forth on Exhibit C attached hereto and made a part hereof shall not apply and shall be of no force or effect with respect to this Sublease.

         5.3 ESTATE GRANTED; PROVISION OF SERVICES.

             5.3.1 ESTATE GRANTED. Subtenant's estate shall in all respects be limited to, and be construed in a manner consistent with, the estate granted to Sublandlord by Landlord.

             5.3.2 PROVISION OF SERVICES. The Subtenant agrees that, notwithstanding anything to the contrary in this Sublease or in the Master Lease, (i) the Sublandlord shall not be required to keep, observe or perform any of the Landlord's obligations under the Master Lease, including, without limitation, to provide any of the services or make any of the repairs or restorations that the Landlord has agreed to provide or make or cause to be provided or made under the Master Lease, and Sublandlord's sole obligation with respect thereto shall be to use reasonable efforts to cause the Landlord to provide such services and make such repairs or restorations as are required to be provided or made under the Master Lease, and (ii) any and all requests for any special or additional services furnished at the expense of Sublandlord under the Master Lease shall be made only with Sublandlord's prior written consent, which shall not be unreasonably withheld or delayed, and Sublandlord shall reasonably cooperate with Subtenant in such requests. Notwithstanding any contrary provision contained in this Sublease, Sublandlord shall not be liable under any circumstances for consequential damages (including, but not limited to, damage or injury to, or interference with, the conduct of Subtenant's business [and any loss of revenue or profits therefrom]). Subtenant shall pay all costs and expenses incurred by Sublandlord in connection with (a) any such requests and (b) the provision by Landlord of any such special or additional services. The Subtenant shall not make any claim against Sublandlord for any damage which may arise and Subtenant's obligations hereunder shall not be impaired by reason of (I) the failure of Landlord to keep, observe or perform its obligations pursuant to the Master Lease, or (II) the acts or omissions of Landlord, its agents, contractors, servants, employees, invitees or licensees. Notwithstanding any contrary provision of this Sublease, in the event that Landlord fails to perform its obligations under the Master Lease, Sublandlord agrees that upon receipt of written notice from Subtenant it shall use commercially reasonable efforts to attempt to cause Landlord to comply with the terms of the Master Lease, provided that Sublandlord shall in no event be required to initiate any litigation against Landlord in connection therewith. In the event that Landlord continues its failure to perform pursuant to the Master Lease and Subtenant notifies Sublandlord in writing that Subtenant desires to initiate litigation against Landlord with respect thereto, then Sublandlord shall promptly assign to Subtenant any of its rights under the Master Lease to enforce the applicable terms of the Master Lease against Landlord. Thereafter Subtenant may initiate and maintain a lawsuit against Landlord to enforce the applicable terms of the Master Lease, at Subtenant's sole cost and expense, provided that Subtenant shall indemnify, defend, protect, and hold harmless Sublandlord from and against any and all loss, cost, claim, damage, expense and liability (including, without limitation, reasonable attorneys' fees, costs, and disbursements) incurred in connection with or arising from any such direct action by Subtenant. Notwithstanding any contrary provision in this Sublease, but subject to the approval of the Landlord, Subtenant shall have the right at any time to take any action required to be taken, but not timely taken, by Sublandlord under the Master Lease that may be necessary to prevent a default by Sublandlord under the terms of the Master Lease.

         5.4 SUBLANDLORD COVENANTS. Sublandlord covenants to perform its obligations under the Master Lease (subject to the obligations of Subtenant as set forth in this Sublease). Furthermore, Sublandlord covenants not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the tenant thereunder (subject to the obligations of Subtenant as set forth in this Sublease). Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against, any and all losses, costs, claims, damages, expenses and liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements), arising from any default by Sublandlord in the performance of any of Sublandlord's obligations under this Sublease or the Master Lease (subject to the obligations of Subtenant as set forth in this Sublease). Sublandlord represents and agrees that: (i) subject to Section 5.5 below, Sublandlord has delivered to Subtenant a current copy of the Master Lease and there are no other agreements between Sublandlord and Landlord relating to the Subleased Premises which will adversely affect or diminish the rights of Subtenant or impose any greater obligations on Subtenant than as expressly stated therein; (ii) as of the date of this Sublease, the Master Lease is in full force and effect, and Sublandlord is not now, and as of the Sublease Commencement Date will not be, in default thereunder; (iii) the provisions of the Master Lease shall not be waived, modified, amended or surrendered by Sublandlord in any manner so as to prevent or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, nor as to impose any greater obligations on Subtenant than as imposed hereunder, without the prior written consent of Subtenant in each instance; and (iv) Sublandlord has no actual knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease as of the date of this Sublease.

         5.5 RIGHT TO USE PASSENGER ELEVATORS.

             5.5.1 Notwithstanding anything to the contrary in this Sublease or in the Master Lease, Subtenant shall be entitled to use the passenger elevator bank (the "Passenger Elevator") servicing the second (2nd) floor of the Building for the sending and receipt of mail, small packages by Federal Express, UPS or other courier, or deliveries that require the use of two-wheeled handcarts. A delivery must not consume more than fifty percent (50%) of the elevator, including delivery person(s). Each delivery must be expedited in and out of the Passenger Elevator so as not to interrupt normal passenger elevator operation.

             5.5.2 Sublandlord shall be responsible for the purchase of (i) one
(1) set of elevator pads and elevator pad hooks in all three (3) Passenger Elevators, which shall be approved and installed by Landlord's contractor and
(ii) 1/4 inch masonite sufficient to cover the floor of the Passenger Elevator. Storage, installation, removal and maintenance of the pads and masonite are the responsibility and cost of the Subtenant. Elevator pads must be utilized whenever damage to the elevator could be caused based on the nature of items being moved.

             5.5.3 Deliveries, which are not deliveries and removals described in Sections 5.5.4 and 5.5.5, or deliveries using four-wheeled carts or that delay normal Passenger Elevator use are prohibited from utilizing the ground floor elevator lobby of the Building. Such deliveries, which may not consume more than fifty percent (50%) of the Passenger Elevator including delivery person(s), and shall not exceed more than six (6) in any business day, must occur through the use of the 2425 Colorado Avenue loading dock and freight elevator, and may occur at any time during normal business hours. Materials must be transported via the 2425 Colorado Avenue freight elevator through the P-3 level of the parking garage and directly up to the Subleased Premises via the Passenger Elevator.

             5.5.4 Deliveries and removals for the purposes of Subtenant's refurbishing and/or alterations of the Subleased Premises (construction) shall be made through the use of the 2425 Colorado Avenue loading dock and freight elevator. Materials must be transported via the 2425 Colorado Avenue freight elevator through the P-3 level of the parking garage and directly up to the Subleased Premises via the Passenger Elevator. Such deliveries/removals shall occur on the weekend between 9:00 a.m. Saturday and 6:00 a.m. Monday morning and between 7:00 p.m. and 6:00 a.m., Monday through Friday, and shall be pre-scheduled with the Building Management Office at least two days prior to need. A Security Officer must be present to run the elevator during these periods at a cost of $25.00 per hour (minimum of 4 hours). Cost of said security officer is the responsibility of Subtenant. Only one (1) Passenger Elevator may be utilized and must be padded before use. Subtenant must protect the floor of the Passenger Elevator, and any other areas that could be damaged during the refurbishment of the space, with 1/4 inch masonite. Subtenant shall cause the Passenger Elevator and any other affected areas to be cleaned in a first-class manner after each use at Subtenant's cost.

             5.5.5 Deliveries and removals for the purpose of Subtenant's move into or out of the Subleased Premises and deliveries and removals not covered by Sections 5.5.1 or 5.5.3, shall be made through the use of the 2425 Colorado Avenue loading dock and freight elevator. Materials must be transported via the 2425 Colorado Avenue freight elevator through the P-3 level of the parking garage and directly up to the Subleased Premises via the Passenger Elevator. Such deliveries or removals shall occur on the weekend between 9:00 a.m. Saturday and 6:00 a.m. Monday morning and between 7:00 p.m. and 6:00 a.m., Monday through Friday and must be pre-scheduled with the Building Management Office at least two days prior to need. A Security Officer must be present to run the elevator during these periods at a cost of $25.00 per hour (minimum of 4 hours). Cost of said Security Officer is the responsibility of Subtenant. Only one (1) Passenger Elevator may be utilized and must be padded before use. Subtenant must protect the floor of the Passenger Elevator, and any other areas that could be damaged during Subtenant's move into or out of the Subleased Premises or during any delivery or removal of furniture or equipment items, with 1/4 inch masonite. Subtenant shall cause the Passenger Elevator and any other affected areas to be cleaned in a first-class manner after each use at Subtenant's cost. Notwithstanding anything to the contrary in this paragraph, any deliveries or removals covered by this Section, which can be completed within a period of time not to exceed thirty (30) minutes shall be prescheduled by 4:00 p.m. the same day, and Subtenant shall not be charged for any security services.

         5.5.6 Subtenant shall not cause elevator lobbies, doorways or corridors to be blocked from normal occupant usage during deliveries, refurbishing of the Subleased Premises, or moves into or out of the Subleased Premises.

         5.5.7 Any damage to the elevators and surrounding area caused by Subtenant's use will be repaired by the Building Management Office and charged back to Sublandlord, who shall not pass on the charge(s) to Subtenant unless such damage is caused by the gross negligence or willful misconduct of Subtenant.

         5.5.8 If Subtenant violates the provisions set forth in Sections 5.5.1 and 5.5.3, Landlord shall provide Subtenant with written notice and fifteen (15) days thereafter in which to cure said violation. If Subtenant fails to cure such violation within the specified cure period, Landlord shall have the right to cause all deliveries described in Section 5.5.3 to be made after hours.

    6. USE OF THE SUBLEASED PREMISES. The Subtenant covenants not to use the Subleased Premises for any purpose other than any lawful business use permitted by the terms of the Master Lease and in a manner consistent in all respects with the provisions of the Master Lease.

    7. SUBTENANT'S INSURANCE. Notwithstanding anything in the Master Lease or this Sublease to the contrary, Subtenant shall cause Subtenant's insurance, as required to be carried pursuant to the terms of the Master Lease, to name Landlord and Sublandlord as additional insureds.

    8. CONDITION OF THE SUBLEASED PREMISES; ALTERATIONS.

         8.1 CONDITION OF SUBLEASED PREMISES. Prior to the Sublease Commencement Date, Sublandlord shall remove all debris from the Subleased Premises and shall deliver the Subleased Premises to Subtenant in a broom clean condition. Subject to the foregoing, Subtenant has examined the Subleased Premises, is familiar with the physical condition thereof and agrees (except as may be specifically set forth in this Sublease) to take the same "AS IS" in the condition in which it exists as of the date of execution hereof. Subtenant hereby acknowledges that Sublandlord has made no representations or warranties with respect to the condition of the Subleased Premises, including, without limitation the suitability of the Subleased Premises for Subtenant's intended use, and that Sublandlord shall not, nor or at any time in the future, be required to make any expenditures whatsoever with respect to the Subleased Premises, except as otherwise specifically provided herein. Sublandlord and Subtenant agree that the presently existing receptionist desk in the elevator vestibule lobby within the Premises (the "Lobby") shall remain in place, and Subtenant shall have the right to have a receptionist work at such desk. In no event will Subtenant be permitted to place any other desk or table in the Lobby for use by Subtenant's receptionist. The Lobby shall be kept in its present size and configuration, and shall be used by Edmunds.com, Inc., a New York corporation (or any other third party who may occupy the portion of the Premises which excludes the Subleased Premises) and its employees and invitees to access the portion of the Premises which excludes the Subleased Premises (the "Non-Subleased Premises").

         8.2 ALTERATIONS. Subtenant shall have the right to make Alterations to the Subleased Premises, (i) without Sublandlord's consent but upon prior written notice to Sublandlord, and (ii) subject to Landlord's approval and any other requirements of the Master Lease. With respect to any amounts required to be paid to Landlord pursuant to the Master Lease in connection with any proposed Alterations to the Subleased Premises by Subtenant, including, without limitation, amounts required to be paid under Section 8.2 thereof, such amounts shall be payable by Subtenant not later than five (5) business days following Sublandlord's delivery of written request therefor to Subtenant, which request shall include copies of the invoices from Landlord to Sublandlord. Sublandlord shall not be entitled to reimbursement from Subtenant for any costs, fees or expenses incurred by Sublandlord in connection with its own independent review of any Alterations proposed by Subtenant.

         8.3 OWNERSHIP AND REMOVAL OF ALTERATIONS. In connection with the provisions of and the rights of Landlord under the Master Lease, during the term of this Sublease, Subtenant shall retain ownership of the Alterations made by Subtenant to the Subleased Premises from and after the date of execution hereof. Subtenant shall only be required to remove Alterations made by Subtenant to the Subleased Premises upon the expiration or termination of this Sublease to the extent required by Landlord in accordance with the terms of the Master Lease, and in such event Subtenant shall remove such Alterations prior to the expiration or earlier termination of the Sublease Term, at Subtenant's sole cost, and restore the applicable portion of the Subleased Premises to its condition which existed as of the Sublease Commencement Date, reasonable wear and tear excepted, in accordance with the terms of the Master Lease. In the event that Subtenant fails to complete such work prior to the expiration or earlier termination of the Sublease Term, then Sublandlord shall have the right to perform such work, at Subtenant's cost, and Subtenant shall pay Sublandlord the amount incurred by Sublandlord therefor (the "REMOVAL COSTS") within five
(5) days of Subtenant's receipt of an invoice. If Subtenant fails to timely pay Sublandlord the Removal Costs, then Sublandlord shall have the right to draw upon the "L-C," as that term is defined in Section 19.1 below, in addition to Sublandlord's other rights and remedies under this Sublease.

    9. ASSIGNMENT AND SUBLETTING.

         9.1 CONSENT REQUIRED. Subtenant shall not, directly or indirectly, by operation of law or otherwise, sell, assign, encumber, pledge, or otherwise transfer or hypothecate all or any part of the Subleased Premises or Subtenant's leasehold estate hereunder, or sublet or otherwise permit the occupancy of the Subleased Premises or any portion thereof (any of the foregoing being referred to herein as a "Transfer"), without the prior written consent of Sublandlord and Landlord (in accordance with the provisions of Article 14 of the Master Lease, it being expressly agreed as between Sublandlord and Subtenant that the provisions of Section 14.1(b) of the Master Lease shall be applicable as between Sublandlord and Subtenant under this Sublease) in each instance; any such Transfer shall be subject to all of the rights of the Landlord under said
Article 14 and, except as otherwise specifically provided for or modified herein, such rights shall apply equally to Sublandlord. Subtenant agrees that any consent to any Transfer of this Sublease or the Subleased Premises shall not be deemed to be a consent to any other Transfer and shall not thereby release or discharge Subtenant of its obligations or liabilities hereunder. Any assignment or subletting for which Sublandlord's consent is required hereunder made without such consent shall be void. Sublandlord agrees to use commercially reasonable efforts to attempt to cause Landlord to consent to a proposed Transfer of this Sublease, provided that (i) Subtenant pays any costs incurred by Sublandlord with respect thereto, and (ii) Sublandlord shall in no event be required to initiate any litigation against Landlord in connection therewith.

         9.2 PROFITS. With respect to Section 14.5(a) of the Master Lease (incorporated into this Sublease by reference), Subtenant shall pay to Sublandlord, within five (5) days after receipt of Profits by Subtenant, as Additional Rent, fifty percent (50%) of any Profits received by Subtenant in connection with a sub-sublease or assignment of this Sublease (other than to an Affiliate or Successor of InterPacket Group, Inc., a Delaware corporation, unless Sublandlord is required to pay Profits to Landlord under the Master Lease in connection with the Transfer to such Affiliate or Successor).

    10. QUIET ENJOYMENT. With respect to Article 25 of the Master Lease (incorporated into this Sublease by reference), Subtenant's right to quiet enjoyment of the Subleased Premises shall in any event be subject to Landlord's rights under the Master Lease.

    11. TIME LIMITS. As between Sublandlord and Subtenant, and except as provided elsewhere in this Sublease, the time limits set forth in the Master Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, shall be extended or shortened for the purpose of this Sublease in each instance by five
(5) business days, as appropriate (or as otherwise reasonably appropriate if such time limit is less than five (5) business days), so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limits relating thereto contained in the Master Lease.

    12. BROKERS AND FINDERS. In connection with the transaction contemplated by this Sublease, each party hereby represents and warrants that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation shall or may become due or payable, other than CRESA Partners LLC and Coldwell Banker Commercial (the "Brokers"). Sublandlord and the Subtenant shall each indemnify, defend and hold the other harmless from and against any and all loss, cost, damage, liability, claim or expense (including, without limitation, reasonable attorneys' fees, charges and disbursements), by reason of a breach of the foregoing provisions or by reason of any claim of or liability to any broker, finder or like agent who shall claim to have dealt with Sublandlord or Subtenant, respectively, in connection with this transaction and this Sublease, except with respect to the Brokers as provided above. The provisions of this Section shall survive the termination of this Sublease.

    13. RENT ABATEMENT. With respect to Article 6 of the Master Lease (incorporated by reference into this Sublease), Subtenant shall be entitled to rent abatement or a rent reduction under this Sublease with respect to the Subleased Premises, subject to the provisions of said Article 6 of the Master lease, but only for the time period that Sublandlord receives rent abatement from Landlord for the Subleased Premises or a portion thereof. The sentence in
Article 6 of the Master Lease which relates to Paragraph 4.3(a) of the Master Lease, and the penultimate sentence of said Article 6, shall not apply to this Sublease.

    14. INDEMNIFICATION. Neither Sublandlord nor its agents shall be liable to Subtenant, its employees, agents, contractors and licensees for, and Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against, any and all losses, costs, claims, damages, expenses and liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements), incurred in connection with or arising from (i) any injury to Subtenant or to any other person or for any damage to or loss (by theft or otherwise) of any of Subtenant's property and/or the property of any other person, irrespective of the cause of such injury, damage or loss, (ii) any default by Subtenant in the observance or performance of any of the terms, covenants, conditions or agreements of this Sublease on Subtenant's part to be observed or performed, (iii) the use or occupancy or manner of use or occupancy of the Subleased Premises by Subtenant or any person claiming through or under Subtenant, (iv) the condition of the Subleased Premises, or (v) any acts, omissions or negligence of Subtenant, its agents, employees, or licensees, in or about the Subleased Premises, and any acts, omissions or negligence of Subtenant's visitors within the Premises, either prior to, during, or after the expiration of the Sublease Term. Sublandlord shall, however, be responsible for any of the foregoing to the extent caused by or due to the negligence or willful misconduct of Sublandlord or its agents.

         In connection with any matter covered by an indemnity set forth in this
Section 14 or incorporated into this Sublease by reference to the Master Lease, the indemnified party shall promptly give the indemnifying party written notice of any such matter which may be covered by such indemnity provisions, and the indemnifying party shall have the opportunity to defend any claims relating thereto with counsel reasonably satisfactory to the indemnified party.

    15. RIGHT OF ENTRY. Sublandlord and its agents and representatives shall have the right, at all reasonable times, upon reasonable prior notice to Subtenant, but in such manner as to cause as little disturbance to Subtenant as reasonably practicable, to enter the Subleased Premises for purposes of inspection, to post notices of non-responsibility, and to protect the interest of Sublandlord in the Subleased Premises. No such entry shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Subleased Premises, or an eviction of Subtenant, and Subtenant hereby waives any claim against Sublandlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Subtenant's business or quiet enjoyment of the Subleased Premises, except to the extent covered by Sublandlord's indemnity of Subtenant pursuant to Section 16.3 of the Master Lease (as incorporated by reference into this Sublease).

    16. NOTICES. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Sublease shall be given in accordance with Section 33.6 of the Master Lease at the following addresses:

         If to the Sublandlord:

                  Rysher Entertainment, Inc.
                  2401 Colorado Avenue
                  Second Floor
                  Santa Monica, California  90404
                  Attention:  Mr. Tim Helfet

         With a copy to:

                  Allen, Matkins, Leck, Gamble & Mallory LLP
                  1999 Avenue of the Stars
                  Suite 1800
                  Los Angeles, California  90067
                  Attention:  Anton N. Natsis, Esq.

         If to Subtenant:

                  InterPacket Group, Inc.
                  1901 Main Street
                  Santa Monica, California  90405
                  Attention: Mr. Allen Sciarillo, Chief Financial Officer (Prior to Sublease Commencement Date)
         or

                  InterPacket Group, Inc.
                  2401 Colorado Avenue
                  Second Floor
                  Santa Monica, California  90404
                  Attention: Mr. Allen Sciarillo, Chief Financial Officer (After Sublease Commencement Date)
         with a copy to:

                  Gorry & Meyer L.L.P.
                  2029 Century Park East, Suite 400
                  Los Angeles, California  90067
                  Attention:  David C. Meyer, Esq.

                  Promptly upon receipt by Sublandlord, Sublandlord shall provide Subtenant with copies of all written notices, requests, demands or other communications relating to the Subleased Premises or the Subtenant given by Landlord to Sublandlord pursuant to the terms of the Master Lease.

    17. AUTHORITY. Subtenant represents that (1) Subtenant is a corporation duly organized and validly existing under the laws of the State of Delaware, (2) Subtenant has full power and authority to enter into this Sublease, and (3) each person signing on behalf of Subtenant is authorized to do so.

    18. CANCELLATION OF MASTER LEASE. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, Subtenant agrees to make full and complete attornment to the Landlord under the Master Lease for the balance of the term of this Sublease and upon the then executory terms hereof at the option of the Landlord at any time during Subtenant's occupancy of the Subleased Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord, provided that in no event shall Landlord (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any defense or offset previously accrued in favor of Subtenant against Sublandlord, or (iii) be bound by any pervious modification of the Sublease made without Landlord's written consent, or by any previous prepayment by the Subtenant of more than one month's rent. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Landlord, and Subtenant waives the provisions of any law now or hereafter in effect which may give Subtenant any right or election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Landlord under the Master Lease to terminate the Master Lease.

    19. LETTER OF CREDIT AND TEMPORARY SECURITY DEPOSIT.

         19.1 DELIVERY AND FORM OF LETTER OF CREDIT. Subtenant shall deliver to Sublandlord, within ten (10) days following Subtenant's execution and delivery of this Sublease to Sublandlord, an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial amount (the "L-C Amount") of Four Hundred Eighty-Seven Thousand Three Hundred Fifty and No/100 Dollars ($487,350.00), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Sublandlord, and which L-C shall be in form and content as set forth in Exhibit D attached hereto. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the L-C.

         19.2 APPLICATION OF THE L-C. The L-C shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rent, and fails to cure such default within the applicable cure period set forth in this Sublease, or if Subtenant fails to renew the L-C at least thirty (30) days before its expiration, then Sublandlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Sublandlord may reasonably spend or may become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant's default. The use, application or retention of the L-C, or any portion thereof, by Sublandlord shall not (a) prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Sublandlord, but is not used or applied by Sublandlord, shall be held by Sublandlord and deemed a security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Subtenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Sublease or (ii) reinstate the L-C to the amount then required under this Sublease, and if any portion of the L-C Security Deposit is used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Sublease, and Subtenant's failure to do so shall be a default under this Sublease. Subtenant acknowledges that Sublandlord has the right to transfer its interest in the Master Lease and this Sublease and Subtenant agrees that in the event of any such transfer, Sublandlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee, and in the event of such transfer, Subtenant shall look solely to such transferee for the return of the L-C Security Deposit and/or the L-C. If Subtenant has not previously been in default under the Sublease beyond the applicable cure period provided in this Sublease, and provided that Subtenant is not then in default under the Sublease beyond the applicable cure period provided in this Sublease, then the L-C Amount shall be reduced, commencing on the third (3rd) anniversary of the Sublease Commencement Date and on each anniversary of the Sublease Commencement Date thereafter, by an amount equal to Ninety-Seven Thousand Four Hundred Seventy and No/100 Dollars ($97,470.00). If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Subtenant within thirty
(30) days following either the expiration of the Sublease Term or the earlier termination of this Sublease for any reason other than a default by Subtenant.

         19.3 CASH AS SECURITY DEPOSIT. In lieu of the L-C, Subtenant shall have the right at any time to deliver cash to Sublandlord (the "SECURITY DEPOSIT") in the amount then required for the L-C, in which event the Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rent, and fails to cure such default within the applicable cure period set forth in this Sublease, then Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant's failure to do so shall be a default under this Sublease. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Subtenant within thirty (30) days following either the expiration of the Sublease Term or the earlier termination of this Sublease for any reason other than a default by Subtenant. Sublandlord shall deposit the Security Deposit in an interest bearing account selected by Sublandlord, in its sole discretion, and Subtenant shall be entitled to the interest on the Security Deposit.

         19.4 TEMPORARY SECURITY DEPOSIT. Notwithstanding any contrary provision of this Section 19, in the event that Subtenant does not deliver the L-C to Sublandlord concurrently with Subtenant's execution and delivery of this Sublease to Sublandlord, then concurrently with Subtenant's execution and delivery of this Sublease to Sublandlord, Subtenant shall deliver to Sublandlord, as a security deposit, cash in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00), which shall temporarily satisfy the Security Deposit requirement set forth in Section 19.3 above and shall be held and used by Sublandlord in accordance with said Section 19.3, provided that Tenant shall not be entitled to any interest on such temporary security deposit. Upon delivery to Sublandlord of the L-C, Sublandlord shall promptly return such temporary security deposit to Subtenant. Notwithstanding the foregoing, if Subtenant fails to deliver the L-C to Sublandlord within ten (10) days following Subtenant's execution and delivery of this Sublease to Sublandlord, then Subtenant shall, within such time period, deliver the balance of the Security Deposit required under Section 19.3 above to Sublandlord, or Subtenant shall be in material default under this Sublease.

    20. DEFINITION OF SUBLANDLORD. The term "Sublandlord" as used in this Sublease, so far as covenants or obligations on the part of Sublandlord are concerned, shall be limited to mean and include only the Sublandlord, at the time in question, of this Sublease. In the event of any transfer of such interest, Sublandlord herein named (and in case of any subsequent transfer or conveyance, the then sublandlord) shall be automatically freed and relieved from and after the date of such transfer of all liability for the performance of any covenant or obligation on the part of Sublandlord contained in this Sublease thereafter to be performed. Without further agreement, the transferee of such Sublease shall be deemed to have assumed and agreed to observe and perform any and all obligations of Sublandlord hereunder, during the period that it is the sublandlord under this Sublease. Sublandlord may transfer its interest in the Master Lease and this Sublease without the consent of Subtenant and such transfer or subsequent transfer shall not be deemed a violation on Sublandlord's part of any term or condition of this Sublease.

    21. NO LEASEHOLD MORTGAGES. Sublandlord represents that there are no currently existing leasehold mortgages encumbering its leasehold interest in the Premises.

    22. SIGNAGE. With respect to Section 29.1 of the Master Lease (incorporated by reference into this Sublease), and notwithstanding any contrary provision thereof, subject to Landlord's approval, during the Sublease Term Subtenant shall have the right, at its own expense, to designate three (3) names (a department or individual) for placement on the directory board monument in the elevator lobby on the ground floor of the Building and one (1) such name per thousand rentable square feet in the Subleased Premises for placement on the directory board for the P-1 level elevator lobby of the Building. In addition, with respect to Section 29.2 of the Master Lease (incorporated by reference into this Sublease), subject to Landlord's and Sublandlord's approval, Subtenant shall be permitted to install, at its own expense, appropriate signage containing Subtenant's name on the wall immediately adjacent to the entrance doors to the Premises (the "ENTRANCE SIGN"), provided that the Entrance Sign shall be consistent in size and aesthetics with the entrance sign of the subtenant subleasing the Non-Subleased Premises, but subject in any event to Landlord's approval.

    23. REPRESENTATIONS BY SUBLANDLORD. Sublandlord represents to Subtenant that the Master Lease is in full force and effect as of the date hereof, and that, to the actual knowledge of Sublandlord as of the date hereof, neither Sublandlord nor Landlord is in default under the Master Lease. Sublandlord further represents that Landlord installed the initial tenant improvements in the Premises in accordance with Landlord's Improvement Letter attached to the Master Lease as Exhibit D, and Sublandlord has not installed any Alterations in the Subleased Premises.

    24. CONSENT OF LANDLORD. The validity of this Sublease shall be subject to the Landlord's prior written consent hereto pursuant to the terms of the Master Lease, and if Landlord's consent shall not be obtained and a copy thereof delivered to Subtenant within thirty (30) days of the date hereof, either Sublandlord or Subtenant shall have the option to cancel this Sublease by notice to the non-terminating party within forty (40) days from the date hereof.

    25. LANDLORD ESTOPPEL CERTIFICATE. Sublandlord shall within five (5) days after the full execution and delivery of this Sublease by Sublandlord and Subtenant request from Landlord a written statement containing the information set forth in Section 33.15 of the Master Lease.

    26. ROOF RELATED RIGHTS.

         26.1 HVAC UNITS ON ROOF. Sublandlord and Subtenant acknowledge that there are HVAC units ("Dedicated HVAC") currently in place on the roof of the Building which service all or a portion of the Premises, in addition to the building standard HVAC. Such Dedicated HVAC units are maintained and repaired by the Landlord, and the cost therefor, along with the charges for Subtenant's share of the use of such Dedicated HVAC units, shall be payable by Subtenant in accordance with the provisions of SECTION 3.2 above.

         26.2 SATELLITE DISHES. Sublandlord acknowledges that Subtenant may negotiate directly with Landlord for the right to install satellite dishes on the roof of the Building. Sublandlord and Subtenant acknowledge and agree that Subtenant's right to install, operate, and maintain the satellite dishes on the roof of the Building is not a condition to the effectiveness of this Sublease. Sublandlord shall have no liability or responsibility with respect to any such satellite dishes or Subtenant's use of the Building roof for such purpose and Subtenant shall be solely responsible for all costs incurred in connection with the installation, operation, maintenance, repair, replacement, and removal of Subtenant's satellite dishes.

    27. ENTIRE AGREEMENT. This Sublease sets forth the entire agreement between the parties and there are no other agreements or understandings of any kind or nature between the parties with respect to the subject matter, except as set forth herein. This Sublease may not be modified, altered, or amended, other than by an agreement in writing, signed by the party against whom enforcement of said agreement is sought.

         IN WITNESS WHEREOF, the parties have duly executed this Sublease as of the date first above written.

                                  SUBLANDLORD:

                                  RYSHER ENTERTAINMENT, INC.,
                                  a Delaware corporation


                                   By:    [ILLEGIBLE]
                                       _________________________________________

                                   Its:    President and CEO
                                        ________________________________________


                                   SUBTENANT:

                                   INTERPACKET GROUP, INC.,
                                   a Delaware corporation


                                   By: /s/ Peter Hirshberg
                                      _________________________________________

                                   Its:    Chairman
                                       ________________________________________

                                   By: /s/ Steven J. Miller
                                      _________________________________________

                                   Its:    Secretary
                                       ________________________________________

                                    EXHIBIT A


                               SUBLEASED PREMISES

                         [Diagram of subleased premises]

                                    EXHIBIT B

                    MEMORANDUM OF SUBLEASE COMMENCEMENT DATE


         THIS MEMORANDUM is made and entered into as of ____________ __, 2000, by and between RYSHER ENTERTAINMENT, INC., a Delaware corporation
("Sublandlord"), and INTERPACKET GROUP, INC., a Delaware corporation ("Subtenant"), with respect to that certain Agreement of Sublease dated as of ____________, 2000 (the "Sublease"), between Sublandlord and Subtenant.

         The term of the Sublease commenced on ___________, 2000 with respect to the Subleased Premises, which date is defined in Section 2 of the Sublease as the Sublease Commencement Date. The Sublease Term shall expire on October 25, 2006, unless sooner terminated pursuant to the Sublease.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Memorandum as of the date set forth in the first paragraph hereof.

                                  SUBLANDLORD:

                                  RYSHER ENTERTAINMENT, INC.,
                                  a Delaware corporation

                                  By:__________________________________________

                                  Its:_________________________________________



                                  SUBTENANT:

                                  INTERPACKET GROUP, INC.,
                                  a Delaware corporation

                                  By:__________________________________________

                                  Its:_________________________________________


                                    EXHIBIT B
                                       -1-

                                    EXHIBIT C


                       EXCLUDED PROVISIONS OF MASTER LEASE

Lease Summary                                      Date, Landlord,  Tenant, Premises, Term, Basic Rent
                                                   (Net), Parking Passes, Expansion Options, Allowance
                                                   and Other Provisions.

Section 1, second sentence                         Description of Premises

Section 2.2, the phrase in the ninth (9th) line    Landlord's Warranty
beginning with "provided that Landlord..." and
ending in the twelfth (12th) line thereof with
"Article 5"

Article 3                                          Term

Section 4.1                                        Initial Basic Rent

Section 4.2                                        Adjustment of Basic Rent

Section 4.3                                        Rent Abatement

Section 5.2(b), the penultimate sentence           Landlord's representation re assessment of Project

Section 8.1(c), last sentence                      Application of Landlord's Improvement Letter to
                                                   Master Lease

Section 8.3, the penultimate sentence              Ownership of Tenant Improvements

Section 14.4(e)                                    Recognition Agreement

Article 17                                         Definition of Landlord

Article 18                                         Subordination

Article 27                                         Brokers

Article 28                                         Rules and Regulations

Section 29.3                                       Identity

Article 30                                         Option to Lease Additional Premises

Article 31                                         Right of First Offer


                                    EXHIBIT C
                                       -1-

Article 32                                         Appraisal; Fair Market Rental Rate

Section 33.6 (the notice addresses only)           Notices

Section 33.14 (the fourth (4th) sentence           Applicable Laws
through the end of the Section only)

Section 33.18                                      Partner Liability

Section 33.19 (the first (1st) sentence only)      Hazardous Materials

Section 33.20                                      Guaranty

Exhibit "A"                                        Floor Plan

Exhibit "B," other than Section 6 thereof          Area Definitions

Exhibit "C"                                        Memorandum of Lease Commencement

Exhibit "D"                                        Landlord's Improvement Letter

Exhibit "F"                                        Form of Non-Disturbance Agreement

Exhibit "H"                                        Monument Signage

Exhibit "I"                                        Guaranty of Lease

Exhibit "L"                                        First Premises Unit Description

                                   EXHIBIT C
                                      -2-

                                    EXHIBIT D

                            FORM OF LETTER OF CREDIT

                       (Letterhead of a money center bank
                           acceptable to the Landlord)
__________ __, 2000

Rysher Entertainment, Inc.
2401 Colorado Avenue
Second Floor
Santa Monica, California  90404
Attention: Mr. Tim Helfet

Ladies and Gentlemen:

         We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of InterPacket Group, Inc., a Delaware corporation, the aggregate amount of Four Hundred Eighty-Seven Thousand Three Hundred Fifty and No/100 Dollars ($487,350.00).

         Funds under this Letter of Credit are available to the beneficiary hereof as follows:

         Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Rysher Entertainment, Inc. ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary as a result of a default by InterPacket Group, Inc., under that certain sublease for premises located at 2401 Colorado Avenue, Santa Monica, California, by and between Beneficiary, as sublandlord, and InterPacket Group, Inc., as subtenant ("Sublease"), and a sight draft executed and endorsed by a representative of Beneficiary.

         This Letter of Credit is transferable in its entirety at no cost of Beneficiary or the transferee. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

         The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

         This Letter of Credit shall expire on ______________.

         Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

                                    EXHIBIT D
                                       -1-

         This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

                                          Very truly yours,

                                          (Name of Issuing Bank)



                                          By:__________________________________



                                    EXHIBIT D
                                       -2-